UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 4, 2009

(Date of Earliest Event Reported)

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On Assignment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	000-20540	95-4023433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26651 West Agoura Road, Calabasas, CA		91302
(Address of principal executive offices)		(Zip Code)

(818) 878-7900
_________________________________________________________________________________________________________________________________________________________________________________
(Registrant’s Telephone Number, Including Area Code)

N/A
_________________________________________________________________________________________________________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b))

[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
                                       Officers; Compensatory Arrangements of Certain Officers

(e)           Material Compensatory Plan

On November 4, 2009, On Assignment, Inc. (the “Company”) entered into a new employment agreement with Peter T. Dameris, its Chief Executive Officer, effective January 1, 2010 and continuing through January 31, 2013, subject to automatic one-year renewals thereafter.  Under the employment agreement, Mr. Dameris will be paid an annual base salary of $632,250 (subject to annual increase) and will be eligible to earn an annual incentive bonus of up to 120% of his applicable base salary, in addition to which, Mr. Dameris will receive benefits, paid vacation and perquisites commensurate with his position, including an automobile allowance of $450/month.

Under the employment agreement, Mr. Dameris will be eligible to receive the following long-term incentive awards: (i) three annual $800,000 stock award grants (in each of 2010, 2011 and 2012) that vest and become payable (if applicable), subject to continued employment, on February 1 of the year following grant determined by reference to the Company’s adjusted EBITDA during the vesting period; (ii) three annual $500,000 stock award grants (in each of 2010, 2011 and 2012) that vest and become payable (if applicable), subject to continued employment, as to 50% of the earned portion of the award on February 1 of each of the first two years following grant, with the earned portion determined by reference to the Company’s adjusted EBITDA during the thirteen months ending on the first February 1 following grant, and (iii) three annual awards, each providing an opportunity to earn up to $1,500,000 during overlapping 37-month measurement periods beginning on January 1 of 2010, 2011 and 2012, payable at the end of each 37-month period in shares of Company stock based on attainment, during three distinct but overlapping 13-month performance periods running from each January 1- January 31 of each 37-month measurement period, of performance criteria to be determined.  These awards will vest in full and become payable upon a change of control of the Company and Mr. Dameris will be eligible for pro-rated vesting and payouts under these awards upon certain terminations of employment.

Upon a termination of Mr. Dameris’ employment “without cause” or for “good reason,” in addition to accrued benefits and eligibility for pro-rated vesting and payout of the long-term awards described above, Mr. Dameris will be entitled, subject to his execution of a general release of claims and compliance with certain confidentiality and non-solicitation requirements, to (i) up to eighteen months of salary continuation payments, (ii) a cash payment equal to certain insurance premiums that would have been payable during the eighteen months following Mr. Dameris’ termination had he remained employed, and (iii) up to eighteen months of Company-paid healthcare continuation benefits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: November 10, 2009	By:	/s/James Brill
Name: James Brill
Title: Sr. Vice President, Finance and
Chief Financial Officer

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